Exhibit 10.13

AMENDMENT TO STOCK ESCROW AGREEMENT

This AMENDMENT TO STOCK ESCROW AGREEMENT, dated as of July 23, 2021 (this “Amendment”), by and among Tuscan Holdings Corp., a Delaware corporation (the “Company”), the stockholders of the Company whose names appear on the signature page of this Amendment (collectively, the “Founders”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Escrow Agent”). The Company, the Founders and the Escrow Agent are referred to herein collectively as the “Parties” and individually as a “Party”.

WHEREAS, the Parties previously entered into that certain Stock Escrow Agreement, dated as of March 5, 2019 (the “Escrow Agreement”), pursuant to which, among other things, the Escrow Agent holds the Founders’ shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), in escrow in accordance with the terms set forth therein;

WHEREAS, the Company, TSCN Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and Microvast, Inc., a Delaware corporation (“Microvast”), entered into that certain Agreement and Plan of Merger, dated as of February 1, 2021 (as amended, the “Merger Agreement”), pursuant to which, among other things, Merger Sub will merge with and into Microvast, with Microvast surviving as a direct wholly-owned subsidiary of the Company;

WHEREAS, to induce the Company and Microvast to enter into the Merger Agreement, each of Tuscan Holdings Acquisition LLC, a Delaware limited liability company (“Sponsor”), and the other Founders, the Company and Microvast entered into that certain Sponsor Support Agreement, dated as of February 1, 2021, pursuant to which, among other things, Sponsor and the Company agreed to take all actions necessary to cause, at the closing under the Merger Agreement (the “Closing”), the amendment and restatement of Section 3.2 of the Escrow Agreement in the manner set forth herein;

WHEREAS, pursuant to Section 6.3 of the Escrow Agreement, the Escrow Agreement may only be amended by a writing signed by each Party; and

WHEREAS, each Party desires to amend the Escrow Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Parties hereto hereby agree as follows:

1. Escrow Agreement Amendment. Effective as of the date hereof, Section 3.2 of the Escrow Agreement shall be deleted in its entirety and replaced with the following:

“3.2 Except as otherwise set forth herein, the Escrow Agent shall hold the shares remaining after any cancellation required pursuant to Section 3.1 above (such remaining shares to be referred to herein as the “Escrow Shares”). Of such remaining shares, 5,062,500 shares of Common Stock held by Sponsor shall be referred to herein as the “Sponsor Upfront Escrow Shares” and held pursuant to Section 3.2(a), all of the shares of Common Stock held by Founders other than Sponsor shall be referred to as “Founder Upfront Escrow Shares” and held pursuant to Section 3.2(a) and 1,687,500 shares of Common Stock held by Sponsor shall be referred to herein as the “Sponsor Earn-Out Escrow Shares” and held pursuant to Section 3.2(b).

(a) Release of Sponsor Upfront Escrow Shares and Founder Upfront Escrow Shares. The Sponsor Upfront Escrow Shares and the Founder Upfront Escrow Shares shall be held until (i) with respect to 3,375,000 Sponsor Upfront Escrow Shares and 45,000 Founder Upfront Escrow Shares, the earlier of (A) one year following the date of the consummation of the transactions contemplated by the Merger Agreement, dated as of February 1, 2021 (as amended, the “Merger Agreement”), by and among the Company, TSCN Merger Sub Inc. and Microvast, Inc. (the “Anniversary Release Date”) and (B) the date on which the last sale price of the Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period following the consummation of the transactions contemplated by the Merger Agreement, and (ii) with respect to the remaining Sponsor Upfront Escrow Shares and Founder Upfront Escrow Shares, the Anniversary Release Date (such period of time during which the Founder Upfront Escrow Shares are held in escrow, the “Founder Upfront Escrow Period”). Upon expiration of the Founder Upfront Escrow Period, the Escrow Agent shall disburse and release to the Founders all Sponsor Upfront Escrow Shares and all Founder Upfront Escrow Shares, as applicable (and any applicable stock power), upon receipt of a written notice executed by Tuscan Holdings Acquisition LLC (“Sponsor”), in form reasonably acceptable to the Escrow Agent, certifying the expiration of the Founder Upfront Escrow Period and the number of Sponsor Upfront Escrow Shares and Founder Upfront Escrow Shares to be disbursed and released to each Founder. The Escrow Agent shall have no further duties under this Section 3.2(a) with respect to the Founder Upfront Escrow Shares after the disbursement of the Sponsor Escrow Shares and Founder Upfront Escrow Shares to the Founders in accordance with this Section 3.2(a).

(b) Release of Sponsor Earn-Out Escrow Shares. The Escrow Agent shall hold, disburse and release the Sponsor Earn-Out Escrow Shares as follows:

(i) The Escrow Agent shall hold the 50% of the Sponsor Earn-Out Escrow Shares until the later of (A) the Anniversary Release Date and (B) the date on which the last sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period following the consummation of the transactions contemplated by the Merger Agreement (the “First Earn-Out Target”). The Escrow Agent shall hold the other 50% of the Sponsor Earn-Out Escrow Shares until the later of (A) the Anniversary Release Date and (B) the date on which the last sale price of the Common Stock equals or exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period following the consummation of the transactions contemplated by the Merger Agreement (the “Second Earn-Out Target”). Sponsor shall deliver to the Escrow Agent a written notice executed by Sponsor, in form reasonably acceptable to the Escrow Agent, certifying the achievement of the First Earn-Out Target (the “First Earn-Out Target Release Notice”) and/or the achievement of the Second Earn-Out Target (the “Second Earn-Out Target Release Notice”). The Escrow Agent shall disburse and release to the Founders (A) 50% of the Sponsor Earn-Out Escrow Shares (and any applicable stock power), upon receipt the First Earn-Out Target Release Notice and (B) 50% of the Sponsor Earn-Out Escrow Shares (and any applicable stock power), upon receipt of the Second Earn-Out Target Release Notice; provided that if any of the First Earn-Out Target Release Notice or the Second Earn-Out Target Release Notice shall be delivered prior to the Anniversary Release Date, then the Escrow Agent shall not release any of the Sponsor Earn-Out Shares subject to such First Earn-Out Target Release Notice or the Second Earn-Out Target Release Notice, as the case may be, until the Anniversary Release Date. In the event that neither the First Earn-Out Target Release Notice nor the Second Earn-Out Target Release Notice is delivered on or prior to the fifth anniversary of the consummation of the transactions contemplated by the Merger Agreement, then the Escrow Agent shall automatically disburse and release all the Sponsor Earn-Out Escrow Shares (and any applicable stock power) to the Company for cancellation for no consideration. In the event that the Second Earn-Out Target Release Notice is not delivered (and the First Earn-Out Target Release Notice has been delivered) on or prior to the fifth anniversary of the consummation of the transactions contemplated by the Merger Agreement, then the Escrow Agent shall automatically disburse and release 50% of the Sponsor Earn-Out Escrow Shares (and any applicable stock power) to the Company for cancellation for no consideration. The Escrow Agent shall have no further duties under this Section 3.2(b)(i) with respect to the Sponsor Earn-Out Escrow Shares after the disbursement of the Sponsor Earn-Out Escrow Shares to the Founders or the Company, as the case may be, in accordance with this Section 3.2(b)(i).

(ii) The Sponsor Earn-Out Escrow Shares and the Earn-Out Target shall be adjusted to reflect appropriately the effect of any stock splits, reverse splits, stock dividends, reorganizations, reclassifications and other similar events with respect to the Common Stock occurring on or after the date hereof and prior to the time any such Sponsor Earn-Out Escrow Shares are released to the Founders or returned to the Company, as the case may be.

(iii) Notwithstanding Section 3.2(b)(i), if prior to or as of the fifth anniversary of the consummation of the transactions contemplated by the Merger Agreement, the Company undergoes a Change of Control, with the consideration or implied consideration per share of Common Stock being (A) less than $12.00, then the Escrow Agent shall automatically disburse and release all Sponsor Earn-Out Escrow Shares not previously released for cancellation for no consideration, (B) $12.00 or more but less than $15.00, 50% of the Sponsor Earn-Out Escrow Shares shall be released to the Founders, and the Escrow Agent shall automatically disburse and release the other 50% of the Sponsor Earn-Out Escrow Shares to the Company for cancellation for no consideration, and (C) $15.00 or more, all of the Sponsor Earn-Out Escrow Shares shall be released to the Founders. Sponsor shall provide written notice (the “Sponsor Notice”) to the Escrow Agent, with a copy to the Company, of any Change of Control that triggers the release of the Sponsor Earn-Out Escrow Shares in accordance with this Section 3.2(b)(iii). The Escrow Agent shall disburse and release to the Founders and/or the Company the Sponsor Earn-Out Escrow Shares (and any applicable stock power) in accordance with this Section 3.2(b)(iii) immediately prior to the consummation of such Change of Control unless the Company shall have provided written notice to the Escrow Agent within five business days following receipt of the Sponsor Notice objecting to such release (in which case the Escrow Agent shall hold such Sponsor Earn-Out Escrow Shares until such time as it shall have received a joint written notice from Sponsor and the Company as to the manner in which to disburse such Sponsor Earn-Out Escrow Shares). For purposes of this Agreement, “Change of Control” shall mean (i) the closing of a merger, consolidation, liquidation or reorganization of the Company into or with another company or other legal person, after which merger, consolidation, liquidation or reorganization the capital stock of the Company outstanding prior to consummation of the transaction is not converted into or exchanged for or does not represent more than 50% of the aggregate voting power of the surviving or resulting entity; (ii) the direct or indirect acquisition by any person (as the term “person” is used in Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of more than 50% of the voting capital stock of the Company, in a single or series of related transactions; or (iii) the sale, exchange, or transfer of all or substantially all of the Company’s assets (other than a sale, exchange, or transfer to one or more entities where the stockholders of the Company immediately before such sale, exchange or transfer retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the entities to which the assets were transferred).”

2. Definitions. Capitalized terms used and not otherwise defined herein shall have the respective meanings given to them in the Escrow Agreement.

3. Effect of Amendment. The Escrow Agreement is amended by this Amendment only as specifically provided in this Amendment and, as so amended, shall continue in full force and effect. Each reference in the Escrow Agreement to “this Agreement,” “herein,” “hereof,” “hereunder” or words of similar import shall hereafter be deemed to refer to the Escrow Agreement as amended by this Amendment (except that references in the Escrow Agreement to the “date hereof,” “date of this Agreement,” or words of similar import shall continue to mean March 5, 2019). References to the Escrow Agreement in this Amendment and in any ancillary agreements or documents delivered in connection with the Escrow Agreement or contemplated thereby shall refer to the Escrow Agreement, as amended by this Amendment.

4. Counterparts. This Amendment may be executed in several counterparts, each one of which shall constitute an original and may be delivered by facsimile transmission or by e-mail of a .pdf attached and together shall constitute one instrument.

5. Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

TUSCAN HOLDINGS CORP.

By
Name:	Stephen A. Vogel
Title:	Chief Executive Officer

FOUNDERS:

TUSCAN HOLDINGS ACQUISITION LLC

By
Name:	Stephen A. Vogel
Title:	Managing Member

STEFAN M. SELIG

RICHARD O. RIEGER

AMY BUTTE

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By
Name:	Erika Young
Title:	Vice President